UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

K•Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2013

This supplemental disclosure to the Definitive Proxy Statement on Schedule 14A filed by K-Swiss Inc. (the “Company”) with the Securities and Exchange Commission on March 14, 2013 (the “Definitive Proxy Statement”), is being made to update certain information in the Definitive Proxy Statement concerning litigation related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2013, by and among E-Land World Limited (“Parent”), Ian Acquisition Sub, Inc. (“Merger Sub”) and the Company.  Defined terms used but not defined herein shall have the meaning set forth in the Definitive Proxy Statement.

Litigation Related to the Merger

As previously disclosed in the Definitive Proxy Statement, in connection with the announcement of the Merger Agreement, three putative class action lawsuits were filed against the Company, its directors and Merger Sub and/or Parent, challenging the proposed merger.  Two of these actions were filed in the Superior Court of the State of California (Weiderman v. K-Swiss Inc., et al., Case No. 56-2013-00430951-CU-BC-VTA, in Ventura County, and Coyne v. K-Swiss Inc., et al., Case No. BC499935 in Los Angeles County) and one was filed in the Court of Chancery of the State of Delaware (Raul v. Nichols et al., C.A. No. 8239-CS).   Each of these actions has been dismissed by the respective courts.  On March 14, 2013, the plaintiff in the Delaware action filed a notice of voluntarily dismissal and the court entered an order dismissing the case without prejudice on March 15, 2013.  With respect to the Ventura County action, the parties filed a stipulation of voluntary dismissal on March 18, 2013 and the court entered an order dismissing the case without prejudice on March 19, 2013.  The plaintiff in the remaining action in Los Angeles County filed a request for voluntary dismissal on April 4, 2013 and the court signed an order dismissing the case without prejudice on April 8, 2013.